UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	35-1539838
(State of incorporation or organization)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, No Par Value	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

EXPLANATORY NOTE

Old National Bancorp, an Indiana corporation (the “Company”), is filing this Form 8-A in connection with the listing of shares of its common stock, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the NASDAQ Global Select Market commencing on August 14, 2013. The Company is voluntarily delisting the common stock from the New York Stock Exchange as of the close of business on August 13, 2013.

Item 1: Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Company’s common stock, no par value, contained in the Prospectus included in the Company’s Registration Statement (No. 333-174740) on Form S-3 (the “Registration Statement”), as amended by any amendments to such Registration Statement, and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, is incorporated herein by reference. As of August 13, 2013, the Company had 100,941,026 shares of common stock issued and outstanding.

Item 2: Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2013

OLD NATIONAL BANCORP

By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and Corporate Secretary

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